Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-285310) and on Form S-8 (Nos. 333-270422 and  333-285311) of GH Research PLC of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers
Dublin, Ireland
July 29, 2025